Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

                We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration file Nos. 333-48778 and 333-97821) of Polycom, Inc. and the incorporation by reference in the Registration Statements on Form S-8 (Registration file Nos. 333-45351, 333-43059, 333-86681, 333-93419, 333-46816, 333-57778, 333-59820, 333-61952, 333-72544, 333-73574, 333-76312 and 333-89168) of Polycom, Inc. of our report dated January 21, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 12, 2003